Exhibit 10.10

i

MASSACHUSETTS INSTITUTE OF TECHNOLOGY

EXCLUSIVE PATENT LICENSE AGREEMENT

This Agreement, effective as of the date set forth above the signatures of the parties below (the “EFFECTIVE DATE”), is between the Massachusetts Institute of Technology (“M.I.T.”), a Massachusetts corporation, with a principal office at 77 Massachusetts Avenue, Cambridge, MA 02139-4307 and Frequency Therapeutics Inc., a Delaware corporation, with a principal place of business at 300 Technology Square, 8th Floor, Cambridge, MA 02139 (“COMPANY”).

RECITALS

WHEREAS, M.I.T. and Brigham and Women’s Hospital (hereinafter “BWH”) jointly own certain PATENT RIGHTS (as later defined herein) relating to [***] by Jeffrey M. Karp, Robert S. Langer, [***], and [***] by [***], Jeffrey M. Karp, Robert S. Langer and [***], and have signed a [***], that appoints M.I.T. as the exclusive agent for licensing such PATENT RIGHTS;

WHEREAS, M.I.T. and BWH jointly own certain PATENT RIGHTS relating to [***] by Jeffrey M. Karp, Robert S. Langer and [***]; and have signed a [***], that appoints M.I.T. as the exclusive agent for licensing such PATENT RIGHTS;

WHEREAS, Robert S. Langer, an inventor of the PATENT RIGHTS and current employee of M.I.T., has or will shortly acquire equity in COMPANY, the Conflict Avoidance Statement of Robert S. Langer is attached as Exhibit A hereto;

WHEREAS, Robert S. Langer, an inventor of the PATENT RIGHTS, has or will shortly acquire equity in COMPANY not resulting from this Agreement, the Inventor/Author Acknowledgment of No Financial Interest in M.I.T.’s institutional equity share of Robert S. Langer is attached as Exhibit B hereto;

WHEREAS, [***], an inventor of the PATENT RIGHTS and current employee of M.I.T., has or will shortly acquire equity in COMPANY, the Conflict Avoidance Statement of [***] is attached as Exhibit C hereto;

WHEREAS, [***], an inventor of the PATENT RIGHTS, has or will shortly acquire equity in COMPANY not resulting from this Agreement, the Inventor/Author Acknowledgment of No Financial Interest in M.I.T.’s institutional equity share of [***] is attached as Exhibit D hereto;

WHEREAS, M.I.T.’s Vice President for Research has approved that Robert S. Langer and [***], inventors of the PATENT RIGHTS, now hold or shall shortly acquire equity in COMPANY and that M.I.T. is accepting equity as partial consideration for the rights and licenses granted under this Agreement;

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

WHEREAS, M.I.T. desires to have the PATENT RIGHTS developed and commercialized to benefit the public and is willing to grant a license thereunder;

WHEREAS, COMPANY has represented to M.I.T., to induce M.I.T. to enter into this Agreement, that COMPANY shall commit itself to a thorough, vigorous and diligent program of exploiting the PATENT RIGHTS so that public utilization shall result therefrom; and

WHEREAS, COMPANY desires to obtain a license under the PATENT RIGHTS upon the terms and conditions hereinafter set forth.

NOW, THEREFORE, M.I.T. and COMPANY hereby agree as follows:

1. DEFINITIONS

1.1 “AFFILIATE” shall mean any legal entity (including, but not limited to, a corporation, partnership, or limited liability company) that is controlled by COMPANY. For the purposes of this definition, the term “control” means (i) beneficial ownership of at least fifty percent (50%) of the voting securities of a corporation or other business organization with voting securities or (ii) a fifty percent (50%) or greater interest in the net assets or profits of a partnership or other business organization without voting securities.

1.2 “COMBINATION PRODUCT” shall mean a product or process which contains or uses (i) a component that is a LICENSED PRODUCT or LICENSED PROCESS, and (ii) one or more essential functional components (“OTHER COMPONENT”) that are or which could be sold or used separately and which perform a useful function independent of the LICENSED PRODUCT or LICENSED PROCESS.

1.3 “CONFIDENTIAL INFORMATION” shall mean any confidential or proprietary information furnished by COMPANY (the “Disclosing Party”) to M.I.T. (the “Receiving Party”) in connection with this Agreement, including reports, records, and other information, provided that such information is specifically designated as confidential as follows: CONFIDENTIAL INFORMATION that is disclosed in writing shall be marked with a legend indicating its confidential status (such as “Confidential” or “Proprietary”). CONFIDENTIAL INFORMATION that is disclosed orally or visually shall be identified as confidential at the time of disclosure and documented in a written notice prepared by the Disclosing Party and delivered to the Receiving Party within [***] ([***]) days of the date of disclosure; and such notice shall summarize the CONFIDENTIAL INFORMATION disclosed and reference the time and place of disclosure.

1.4 “COVERED” shall mean, with respect to a given product, process, method or service, that a claim of the PATENT RIGHTS would (absent a license thereunder or ownership thereof) be infringed by the making, using, selling, offering for sale, importation or other exploitation of such product, process, method or service. With respect to a claim of a pending patent application, “infringed” refers to activity that would infringe or be covered by a claim of the PATENT RIGHTS if it were contained in an issued patent.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

1.5 “DEVELOPMENT CANDIDATE” shall mean a pre-clinical LICENSED PRODUCT that possesses desirable properties of a therapeutic agent for the treatment of a clinical condition based on in vitro and/or animal proof-of-concept studies.

1.6 “EXCLUSIVE PERIOD” shall mean the period of time set forth in Section 2.2.

1.7 “FIELD” shall mean treatment and/or prevention of disease or other conditions in humans and animals. For the avoidance of doubt, the FIELD shall specifically include the prevention and remediation of hearing loss.

1.8 “LICENSED PROCESS” shall mean any process that, in whole or in part:

(i) is COVERED by one or more VALID CLAIMS of the PATENT RIGHTS; or

(ii) which uses a LICENSED PRODUCT.

1.9 “LICENSED PRODUCT” shall mean any product that, in whole or in part:

(i) is COVERED by one or more VALID CLAIMS of the PATENT RIGHTS; or

(ii) is manufactured by using a LICENSED PROCESS or that, when used, practices a LICENSED PROCESS.

1.10 “NET SALES” shall mean the gross amount billed by COMPANY and its AFFILIATES and SUBLICENSEES for LICENSED PRODUCTS and LICENSED PROCESSES, less the following:

(i) customary trade, quantity, or cash discounts to the extent actually allowed and taken;

(ii) amounts repaid or credited by reason of rejection or return;

(iii) to the extent separately stated on purchase orders, invoices, or other documents of sale, any taxes or other governmental charges levied on the production, sale, transportation, delivery, or use of a LICENSED PRODUCT or LICENSED PROCESS which is paid by or on behalf of COMPANY;

(iv) outbound transportation costs if separately stated on the invoice; and

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

(v) amounts written off by reason of uncollectible bad debt, but not to exceed [***] percent ([***]%) of the gross amount billed by COMPANY and its AFFILIATES and SUBLICENSEES for LICENSED PRODUCTS and LICENSED PROCESSES in a given REPORTING PERIOD.

For the avoidance of doubt, transfers of a LICENSED PRODUCT or LICENSED PROCESS between any of COMPANY, an AFFILIATE or a SUBLICENSEE (e.g., in a manufacturing or supply arrangement) shall not be included in NET SALES hereunder unless such transfer or sale is a final purchase by COMPANY, AFFILIATE or SUBLICENSEE, without the intent to further sell, transfer or distribute to a third party and provided that COMPANY shall pay M.I.T. running royalties on NET SALES of the transfer or sale of such LICENSED PRODUCT or LICENSED PROCESS to the end user.

No deductions shall be made for commissions paid to individuals whether they be with independent sales agencies or regularly employed by COMPANY and on its payroll, or for cost of collections. NET SALES shall occur on the date of billing for a LICENSED PRODUCT or LICENSED PROCESS. If a LICENSED PRODUCT or LICENSED PROCESS is distributed in a country at a discounted price that is substantially lower than the customary price charged by COMPANY (taking into account customary pricing charged by COMPANY for sales to a governmental entity), or distributed for non-monetary consideration (whether or not at a discount), NET SALES shall be calculated based on the non-discounted price of the LICENSED PRODUCT or LICENSED PROCESS, as applicable, charged to an independent third party during the same REPORTING PERIOD in such country or, in the absence of such sales, on the fair market value of the LICENSED PRODUCT or LICENSED PROCESS, as applicable, as determined in good faith based on pricing in comparable markets. NET SALES shall not include sales or transfers of reasonable amounts of LICENSED PRODUCTS without consideration for use in clinical trials or compassionate, named patient, indigent patient or similar uses. Non-monetary consideration shall not be accepted by COMPANY, any AFFILIATE, or any SUBLICENSEE for any LICENSED PRODUCTS or LICENSED PROCESSES without the prior written consent of M.I.T.

In the event that a LICENSED PRODUCT or LICENSED PROCESS is sold as a COMBINATION PRODUCT, NET SALES, for the purposes of determining royalty payments on the COMBINATION PRODUCT, shall mean the gross amount billed for the COMBINATION PRODUCT less the deductions set forth in clauses (i) - (v) above, multiplied by a proration factor that is determined as follows:

(a)

If all components of the COMBINATION PRODUCT were sold separately during the same or immediately preceding REPORTING PERIOD, the proration factor shall be determined by the formula [A / (A+B)], where A is the average gross sales price of all LICENSED PRODUCT or LICENSED PROCESS components (as applicable) during such period when sold separately from the OTHER COMPONENT(S), and B is the average gross sales price of the OTHER COMPONENT(S) during such period when sold separately from the LICENSED PRODUCT or LICENSED PROCESS components (as applicable); or

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

(b)

If all components of the COMBINATION PRODUCT were not sold or provided separately during the same or immediately preceding REPORTING PERIOD, the proration factor shall be determined by M.I.T. and COMPANY in good faith negotiations, taking into account, without limitation, the relative value contributed by each component.

1.11 “PATENT CHALLENGE” shall mean a challenge to the validity, patentability, enforceability and/or non-infringement of any of the PATENT RIGHTS (as defined below) or otherwise opposing any of the PATENT RIGHTS.

1.12 “PATENT RIGHTS” shall mean:

(a) the United States and international patents listed on Appendix A:

(b) the United States and international patent applications and/or provisional applications listed on Appendix A and the resulting patents;

(c) any patent applications resulting from the provisional applications listed on Appendix A, and any divisional, continuations, continuation-in-part applications, and continued prosecution applications (and their relevant international equivalents) of the patent applications listed on Appendix A and of such patent applications that result from the provisional applications listed on Appendix A, to the extent the claims are directed to subject matter specifically described in the patent applications listed on Appendix A, and the resulting patents;

(d) any patents resulting from reissues, reexaminations, or extensions (and their relevant international equivalents) of the patents described in (a), (b), and (c) above; and

(e) international (non-United States) patent applications and provisional applications filed after the EFFECTIVE DATE and the relevant international equivalents to divisional, continuations, continuation-in-part applications and continued prosecution applications of the patent applications to the extent the claims are directed to subject matter specifically described in the patents or patent applications referred to in (a), (b), (c), and (d) above, and the resulting patents.

1.13 “PHASE 2 CLINICAL TRIAL” shall mean a human clinical trial of a LICENSED PRODUCT, the principal purpose of which is the preliminary determination of efficacy and/or preliminary establishment of appropriate dose ranges for efficacy and safety in the target patient population and that would satisfy the requirements under 21 C.F.R. § 312.21(b) for the United States, as amended from time to time, or the corresponding regulations for a comparable filing with a comparable regulatory authority in a country other than the United States.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

1.14 “PHASE 3 CLINICAL TRIAL” shall mean a human clinical trial of a LICENSED PRODUCT that is prospectively designed to be a pivotal trial for obtaining regulatory approval or to otherwise establish safety and efficacy in patients with the disease or condition being studied for purposes of filing an application for marketing authorization with the FDA that would satisfy the requirements under 21 C.F.R. § 312.21(c), as amended from time to time, or the corresponding regulations for a comparable filing with a comparable regulatory authority in a country other than the United States.

1.15 “REPORTING PERIOD” shall begin on the first day of each calendar quarter and end on the last day of such calendar quarter.

1.16 “RESEARCH SUPPORT PAYMENTS” shall mean payments to COMPANY or an AFFILIATE from a SUBLICENSEE for the purpose of funding the costs of bona fide research and development of LICENSED PRODUCTS and LICENSED PROCESSES by COMPANY under a written research and development plan, and only to the extent COMPANY can reasonably demonstrate that such payments are or were spent on such research and development activities for the LICENSED PRODUCTS and LICENSED PROCESSES covered by the agreement to such SUBLICENSEE, and that are expressly intended only to fund or pay for (i) the purchase or use of equipment, supplies, products or services, or (ii) the use of employees and/or consultants, to achieve a bona fide research and/or development goal for the commercialization of LICENSED PRODUCTS or LICENSED PROCESSES, as indicated in a written agreement between COMPANY and SUBLICENSEE, and shall exclude any funding in excess of COMPANY’S cost of performing such research and development activities.

1.17 “SUBLICENSE INCOME” shall mean any payments that COMPANY or an AFFILIATE receives from a SUBLICENSEE in consideration of the sublicense of the rights granted COMPANY and AFFILIATES under Section 2.1, including without limitation license fees, milestone and bonus payments (net of any amount due to M.I.T. under Section 4. l(c) for the identical milestone event), option payments, license maintenance fees, and other payments, but specifically excluding (i) royalties on NET SALES of LICENSED PRODUCTS and LICENSED PROCESSES by SUBLICENSEES payable under Section 4.1(d), (ii) RESEARCH SUPPORT PAYMENTS, and (iii) payments for equity or debt securities of COMPANY or its AFFILIATE at fair market value (excluding amounts in excess of the fair market value of such securities).

1.18 “SUBLICENSEE” shall mean any person or entity that has been granted a sublicense of the rights granted COMPANY under Section 2.1. For clarity, a sublicense shall include, without limitation (i) any right granted, license given or agreement entered into by COMPANY to or with another person or entity, under or with respect to or permitting any use of the PATENT RIGHTS or otherwise granting rights to such person or entity under the rights

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

granted COMPANY under Section 2.1, (ii) any option or other right granted by COMPANY to any other person or entity to negotiate for or receive any of the rights described under clause (i), or (iii) any standstill or similar obligation undertaken by COMPANY toward another person or entity not to grant any of the rights described in clause (i) or (ii) to any third party, in each case regardless of whether such grant of rights, license given or agreement entered into is referred to or is described as a sublicense.

1.19 “TERM” shall mean the term of this Agreement, which shall commence on the EFFECTIVE DATE and shall remain in effect until the expiration or abandonment of all issued patents and filed patent applications within the PATENT RIGHTS, unless earlier terminated in accordance with the provisions of this Agreement,

1.20 “TERRITORY” shall mean worldwide.

1.21 “VALID CLAIM” shall mean (a) a claim of an issued and unexpired patent within the PATENT RIGHTS, which claim has not been revoked or found to be unpatentable, invalid or unenforceable by an unreversed and unappealable decision of a court or other government agency of competent jurisdiction; or (b) a claim set forth in an application within the PATENT RIGHTS that has been filed in good faith and that has not been abandoned or finally rejected in a decision that is unappealable or unappealed within the time allowed for appeal nor which has been pending for more than [***] ([***]) years after the date of first substantive examination of such patent application, as evidenced by the receipt of an office action on the merits from the United States Patent and Trademark Office (or an equivalent examination report form a foreign patent office); provided, however, that in the event such claim subsequently issues in an issued patent, then such claim shall be a VALID CLAIM hereunder, and COMPANY shall pay to M.I.T. any amounts that would otherwise have been due under such VALID CLAIM. Notwithstanding the foregoing, (i) the [***] ([***]) year pendency period set forth in clause (b) above shall only apply if, after [***] ([***]) years of prosecution on the merits of a given application, COMPANY notifies M.I.T. in writing that it does not believe that M.I.T. should continue to prosecute such application and M.I.T. continues to do so at its discretion, and (ii) if the prosecution of a given application is interrupted and/or delayed by a patent office and/or due to a PATENT CHALLENGE and/or a patent office proceeding such as an interference, appeal or opposition, then the pendency of such PATENT CHALLENGE and/or proceeding(s) shall not be included in the [***] ([***]) year time period set forth above. The invalidity of a particular claim in one or more countries shall not invalidate such claim in the remaining countries of the TERRITORY.

2. GRANT OF RIGHTS

2.1 License Grants. Subject to the terms of this Agreement, including without limitation Section 2.5, M.I.T. hereby grants to COMPANY and its AFFILIATES for the TERM a royalty-bearing exclusive license, with the right to sublicense as set forth in Section 2.3 below, under the PATENT RIGHTS to develop, make, have made, use, sell, offer to sell, lease and import LICENSED PRODUCTS in the FIELD in the TERRITORY and to develop and perform LICENSED PROCESSES in the FIELD in the TERRITORY.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

2.2 Exclusivity. In order to establish an exclusive period for COMPANY, M.I.T. agrees that, subject to the terms of this Agreement, including without limitation Sections 2.3(b) and 2.5, it shall not grant any other license under the PATENT RIGHTS (i) to make, have made, use, sell, offer to sell, lease and/or import LICENSED PRODUCTS in the FIELD in the TERRITORY or (ii) to perform LICENSED PROCESSES in the FIELD in the TERRITORY, during the TERM (“EXCLUSIVE PERIOD”), unless sooner terminated as provided in this Agreement.

2.3 Sublicenses.

(a) COMPANY shall have the right to grant sublicenses of its rights under Section 2.1 only during the EXCLUSIVE PERIOD; SUBLICENSEES shall not have the right to grant further sublicenses except as expressly provided below. Such sublicenses may extend past the expiration date of the EXCLUSIVE PERIOD, but any exclusivity of such sublicense shall expire upon the expiration of the EXCLUSIVE PERIOD. COMPANY will incorporate terms and conditions into its sublicense agreements sufficient to enable COMPANY to comply with this Agreement. COMPANY and SUBLICENSEES will also include provisions in all sublicenses to provide that in the event that SUBLICENSEE brings a PATENT CHALLENGE against M.I.T. or assists another party in bringing a PATENT CHALLENGE against M.I.T. (except as required under a court order or subpoena) then COMPANY may terminate the sublicense. COMPANY will promptly furnish M.I.T. with a fully signed copy of each sublicense agreement and any amendments thereto, which may be reasonably redacted to preserve any confidential information of the parties thereto, except that terms directly relevant to COMPANY’S and AFFILIATE’S obligations under this Agreement (including financial provisions) may not be redacted. Notwithstanding the foregoing, COMPANY shall not be required to provide M.I.T. will copies of sublicenses granted by COMPANY to third party service providers performing contract research services on behalf of and at the direction of COMPANY, but will do so upon request by M.I.T.

Non-monetary consideration shall not be accepted by COMPANY for any sublicense of the PATENT RIGHTS hereunder without the prior written consent of M.I.T. COMPANY shall not structure sublicensing arrangements for the PATENT RIGHTS, either alone or in connection with other assets (e.g., technology and/or intellectual property rights) owned or controlled by COMPANY and/or an AFFILIATE in a single transaction or series of related transactions, in order to minimize or avoid payments to MIT for SUBLICENSE INCOME sharing under this Agreement.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

Notwithstanding the foregoing, in any sublicense agreement with a SUBLICENSEE, COMPANY may grant to such SUBLICENSEE the right to grant further sublicenses of the PATENT RIGHTS sublicensed by COMPANY to SUBLICENSEE (“SUBLICENSEE SUBLICENSED RIGHTS”) through a single tier solely to bona fide third party collaborators and third party contractors performing research services on behalf of and at the direction of SUBLICENSEE for SUBLICENSEE’S subsequent use (and with no right to grant further sublicenses) (each, a “Service Provider”) or (ii) in connection with a license to a third party commercialization partner for the right to develop and/or commercialize a product owned and/or controlled by SUBLICENSEE (each, a “Commercialization Partner”), but not otherwise for use, sale or any other commercial activity by such Service Providers or Commercialization Partners directly, on the following terms and conditions:

(i) Each Service Provider and Commercialization Partner that has been granted a sublicense of the SUBLICENSEE SUBLICENSED RIGHTS, a “SUBLICENSEE SUBLICENSED PARTY,” shall be considered a “SUBLICENSEE” for the purposes of this Agreement;

(ii) Any consideration that COMPANY or an AFFILIATE receives from a SUBLICENSEE in consideration of the sublicense of the licenses and rights granted COMPANY and AFFILIATES under Section 2.1, including without limitation in connection with the sublicense of such rights to a SUBLICENSEE SUBLICENSED PARTY, shall be considered SUBLICENSE INCOME hereunder;

(iii) Any agreement pursuant to which a SUBLICENSEE grants a sublicense of the SUBLICENSEE SUBLICENSED RIGHTS (a “SUBLICENSEE SUBLICENSE AGREEMENT”) shall satisfy the requirements of this Section 2.3(a); notwithstanding and without limiting the foregoing, any SUBLICENSEE SUBLICENSE AGREEMENT shall include terms that are sufficient to enable COMPANY to comply with this Agreement; and

(iv) COMPANY shall, and ensures that SUBLICENSEE shall (I) furnish M.I.T. with a fully signed copy of any SUBLICENSEE SUBLICENSE AGREEMENT, and any amendments thereto, promptly after it is executed, which may be redacted as set forth in this Section 2.3, and (II) deliver to M.I.T. reports containing the information described in Article 5 with respect to any SUBLICENSEE SUBLICENSED PARTY.

(b) Sublicense Survival. In the event of termination of this Agreement by M.I.T., except pursuant to Section 12.4(b), M.I.T. agrees that, after the effective date of termination of this Agreement, and as soon as practicable after receiving a written request from a SUBLICENSEE, M.I.T. will negotiate in good faith a license with such SUBLICENSEE (the “NEW LICENSE AGREEMENT”), provided that:

(1) SUBLICENSEE shall notify M.I.T. in writing of its request for a license agreement under the PATENT RIGHTS in accordance with this Section 2.3(b) within [***] ([***]) days of the effective date of termination of this Agreement;

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

(2) M.I.T. shall not be obligated to grant to any such SUBLICENSEE any rights under the PATENT RIGHTS that are broader than the rights previously granted by COMPANY to SUBLICENSEE, or inconsistent with the rights granted to COMPANY under this Agreement;

(3) SUBLICENSEE is not in material breach under the sublicense agreement with COMPANY, or in default of any relevant provisions of this Agreement, at the date of termination of this Agreement;

(4) Unless otherwise agreed to in writing by M.I.T. and the SUBLICENSEE, under the NEW LICENSE AGREEMENT SUBLICENSEE shall be obligated to pay M.I.T. (i) a commercially reasonable license issue fee, and (ii) all of the payments M.I.T. would have been entitled to receive from COMPANY under Article 4 of this Agreement, including without limitation license maintenance fees (Section 4.1(b)), running royalties (Section 4.1(d)) and milestone payments (Section 4.1(c)) specified in this Agreement, as well as sharing of SUBLICENSE INCOME (Section 4.1(e)) and reimbursement of future PATENT EXPENSES (Sections 4.1(a) and 6.3), in each case as if the sublicense agreement between COMPANY and SUBLICENSEE and this Agreement were both still in full effect. For example, for a given milestone event achieved under Section 4.1(c) of this Agreement, the NEW LICENSE AGREEMENT shall require payment of the applicable amounts due under both Sections 4.1(c) and 4.1(e), with respect to consideration that would otherwise have been SUBLICENSE INCOME, of this Agreement, as if the sublicense agreement between COMPANY and SUBLICENSEE was still in full effect. Notwithstanding the foregoing, in the event that the provisions of the sublicense agreement between COMPANY and SUBLICENSEE are amended at any time after the effective date of such agreement such that any consideration that would have otherwise been due to M.I.T. under this Agreement is impacted, this Section 2.3(b)(4) shall not apply and M.I.T. and SUBLICENSEE shall negotiate in good faith consideration for the grant of rights under the NEW LICENSE AGREEMENT; and

(5) The NEW LICENSE AGREEMENT shall include substantially similar terms and conditions of the following provisions of this Agreement:

Subject to Sections 2.3(b)(2) above, Section 2.1 (License Grants);

Section 2.3(a) (Sublicenses);

Section 2.4 (U.S. Manufacturing);

Section 2.5 (Retained Rights);

Section 3.1 (Diligence Requirements);

Section 4.1(f) (Consequences of a PATENT CHALLENGE);

Article 5 (Reports and Records);

Section 6.1 (Responsibility for PATENT RIGHTS);

Section 6.3 (Payment of Expenses), provided that responsibility for payment of PATENT EXPENSES shall be equitably apportioned among all SUBLICENSEES of the PATENT RIGHTS that enter into a NEW LICENSE AGREEMENT with M.I.T.;

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

Article 7 (Infringement);

Article 8 (Indemnification and Insurance);

Article 9 (Representations or Warranties);

Article 11 (General Compliance with Laws);

Section 12.2 (Cessation of Business; Insolvency);

Section 12.3 (Termination for Default);

Section 12.4 (Termination as a Consequence of a PATENT CHALLENGE);

Article 13 (Dispute Resolution);

Section 15.1 (Notice); and

Section 15.2 (Governing Law and Jurisdiction).

2.4 U.S. Manufacturing. During the EXCLUSIVE PERIOD, COMPANY agrees to comply with the requirements of 35 U.S.C. §204 “Preference for United States Industry,” as amended, or any successor statutes or regulations.

2.5 Retained Rights.

(a) Research and Educational Use. M.I.T. and BWH retain the right on behalf of themselves and all other non-profit research institutions to practice under the PATENT RIGHTS for non-clinical research, teaching and educational purposes, provided, however, that in no event shall any PATENT RIGHTS that are exclusively licensed hereunder be used by M.I.T. or BWH for the production or manufacture of products for sale in the FIELD.

(b) Federal Government. COMPANY acknowledges that the U.S. federal government retains a royalty-free, non-exclusive, non-transferable license to practice any government-funded invention claimed in any PATENT RIGHTS as set forth in 35 U.S.C. §§ 201-211, and the regulations promulgated thereunder, as amended, or any successor statutes or regulations.

(c) Sponsor Rights. The invention underlying the PATENT RIGHTS for [***] (the “Invention”) was based on research supported by The Leona M. and Harry B. Helmsley Charitable Trust. COMPANY acknowledges that The Leona M. and Harry B. Helmsley Charitable Trust and Harvard Medical School have been granted an irrevocable, royalty-free, non-transferrable, non-exclusive, non-commercial license to use the Invention for non-commercial, academic and/or research purposes.

2.6 No Additional Rights. Nothing in this Agreement shall be construed to confer any rights upon COMPANY by implication, estoppel, or otherwise as to any technology or patent rights of M.I.T. or any other entity other than the PATENT RIGHTS, regardless of whether such technology or patent rights shall be dominant or subordinate to any PATENT RIGHTS.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

3. COMPANY DILIGENCE OBLIGATIONS

3.1 Diligence Requirements. COMPANY will use diligent efforts, or will cause its AFFILIATES or SUBLICENSEES to use diligent efforts, to develop LICENSED PRODUCTS or LICENSED PROCESSES and to introduce LICENSED PRODUCTS or LICENSED PROCESSES into the commercial market; thereafter, COMPANY or its AFFILIATES or SUBLICENSEES will make LICENSED PRODUCTS or LICENSED PROCESSES reasonably available to the public. Specifically, COMPANY or AFFILIATE will fulfill the following obligations:

(a) Within [***] ([***]) months after the EFFECTIVE DATE, COMPANY will furnish M.I.T. with a written research and development plan describing the major tasks to be achieved in order to bring to market a LICENSED PRODUCT or a LICENSED PROCESS, specifying the number of staff and other resources, to be devoted to such commercialization effort.

(b) Within [***] ([***]) days after the end of each calendar year, COMPANY will furnish M.I.T. with a written report (consistent with Section 5.1(a)) on the progress of its efforts during the immediately preceding calendar year to develop and commercialize LICENSED PRODUCTS or LICENSED PROCESSES. Such report will include a description, but not the sequence, of the DEVELOPMENT CANDIDATE(S) being developed by COMPANY, and its AFFILIATES and SUBLICENSEES. The report will also contain a discussion of intended efforts and sales projections for the year in which the report is submitted.

(c) COMPANY (and/or an AFFILIATE OR SUBLICENSEE) shall expend at least the amounts set forth below on research and development of LICENSED PRODUCTS and/or LICENSED PROCESSES in each calendar year (pro-rated for partial years) beginning in 2016 and ending with the first commercial sale of a LICENSED PRODUCT and/or a first commercial performance of a LICENSED PROCESS,

2016	$	[	***]
2017	$	[	***]
2018	$	[	***]
2019 and every year thereafter	$	[	***]

(d) Fundraising.

(i) COMPANY shall have received at least [***] Dollars ($[***]) by January 31, 2017 from the sale of equity securities or securities convertible into equity for its own account; and

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

(ii) In the aggregate, COMPANY shall receive at least [***] dollars ($[***]) by the one (1) year anniversary of the EFFECTIVE DATE from the sale of equity securities for its own account.

(e) First LICENSED PRODUCT.

(1) Within one (1) year of the EFFECTIVE DATE, COMPANY shall advance a DEVELOPMENT CANDIDATE for a first LICENSED PRODUCT to Absorption, Distribution, Metabolism and Excretion (“ADME”) and toxicology studies in support of an Investigational New Drug application (“IND”) (or equivalent) for human studies.

(2) Within two (2) years of the EFFECTIVE DATE, COMPANY shall file an IND for a first LICENSED PRODUCT.

(3) COMPANY shall commence dosing of individuals in a PHASE 2 CLINICAL TRIAL for a first LICENSED PRODUCT within two (2) years of IND filing for such LICENSED PRODUCT in accordance with subsection (e)(2) above.

(4) COMPANY shall commence dosing of individuals in a PHASE 3 CLINICAL TRIAL for a first LICENSED PRODUCT within five (5) years of IND filing for such LICENSED PRODUCT in accordance with subsection (e)(2) above.

(5) COMPANY shall file a New Drug Application (or equivalent) with the U.S. Food and Drug Administration (“FDA”) or comparable European regulatory agency for a first LICENSED PRODUCT within nine (9) years of IND filing for such LICENSED PRODUCT in accordance with subsection (e)(2) above.

(6) COMPANY shall make a FIRST COMMERCIAL SALE of a first LICENSED PRODUCT within eleven (11) years of IND filing for such LICENSED PRODUCT in accordance with subsection (e)(2) above.

(f) Second LICENSED PRODUCT. Prior to [***], COMPANY shall provide M.I.T. with a development plan with mutually acceptable diligence milestones, such diligence milestones to be added by amendment to this Agreement, for a second LICENSED PRODUCT as set forth below:

(1) On or before a reasonable deadline to be determined by the parties by [***], COMPANY shall advance a DEVELOPMENT CANDIDATE for a second LICENSED PRODUCT to ADME and toxicology studies in support of an IND (or equivalent) for human studies.

(2) On or before a reasonable deadline to be determined by the parties by [***], COMPANY shall file an IND for a second LICENSED PRODUCT.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

(3) On or before a reasonable deadline to be determined by the parties by [***], COMPANY shall commence dosing of individuals in a PHASE 2 CLINICAL TRIAL for a second LICENSED PRODUCT.

(4) On or before a reasonable deadline to be determined by the parties by [***], COMPANY shall commence dosing of individuals in a PHASE 3 CLINICAL TRIAL for a second LICENSED PRODUCT.

(5) On or before a reasonable deadline to be determined by the parties by [***], COMPANY shall file a New Drug Application (or equivalent) with the U.S. Food and Drug Administration (“FDA”) or comparable European regulatory agency for a second LICENSED PRODUCT.

(6) On or before a reasonable deadline to be determined by the parties by [***]. COMPANY shall make a FIRST COMMERCIAL SALE of a second LICENSED PRODUCT.

In the event that M.I.T. determines that COMPANY (or an AFFILIATE) has failed to fulfill any of its obligations under Section 3.1, other than under Section 3.1(f), then M.I.T. may treat such failure as a material breach of the Agreement in accordance with Section 12.3(b), and M.I.T. shall have the ability to terminate this Agreement. In the event of any breach under Section 3.1(f) that has not been cured within ninety (90) days of written notice of such failure, M.I.T. may, by written notice to COMPANY, restrict the definition of FIELD hereunder to the prevention and remediation of hearing loss in humans and animals, and this Agreement shall be deemed amended to such effect. For clarity, M.I.T. may not terminate the Agreement for failure by COMPANY (or an AFFILIATE) to fulfill any of its obligations under Section 3.1(f).

3.2 Changes to Diligence Requirements. In the event that COMPANY anticipates that a failure to meet an obligation set forth in Section 3.1(e) or 3.1(f) will occur, COMPANY will promptly notify M.I.T. in writing, and representatives of each party will meet to review the reasons for anticipated failure. In addition to the foregoing, if COMPANY provides written notice and reasonably demonstrates to M.I.T. that the anticipated failure to meet any one of the diligence obligations set forth in Section 3.1(e) or 3.1(f) is due to (i) an action, inaction, delay or ruling by the FDA or any comparable regulatory agency, or (ii) the existence of material technical difficulties (e.g., negative toxicological or pharmacological test results or an adverse clinical event with respect to LICENSED PRODUCTS and/or LICENSED PROCESSES) that COMPANY could not reasonably have predicted and/or avoided (each of (i) and (ii), a “DEVELOPMENT ISSUE”), then the parties shall meet to review the cause and nature of the DEVELOPMENT ISSUE as well as COMPANY’S proposed plan and timeline to address same, and the parties shall reasonably amend the relevant aspects of the diligence schedule to account for such DEVELOPMENT ISSUE.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

COMPANY and M.I.T. will enter into a written amendment to this Agreement with respect to any mutually agreed upon change(s) to the relevant obligation(s) in accordance with this Section 3.2.

4. ROYALTIES AND PAYMENT TERMS

4.1 Consideration for Grant of Rights.

(a) License Issue Fee and Patent Cost Reimbursement. COMPANY will pay to M.I.T. [***] a license issue fee of fifty thousand dollars ($50,000), and, in accordance with Section 6.3, will reimburse M.I.T. for its actual expenses incurred as of the EFFECTIVE DATE in connection with obtaining the PATENT RIGHTS. These payments are nonrefundable.

(b) License Maintenance Fees. COMPANY will pay to M.I.T. the following license maintenance fees on the dates set forth below:

January 1,2017	$30,000
Each January 1 for 2018 and 2019	$50,000
Each January 1 for 2020 and 2021	$75,000
January 1, 2022 and each January 1 thereafter until first commercial sale of a LICENSED PRODUCT	$100,000
Each January 1 of every year after first commercial sale of a LICENSED PRODUCT	$200,000

This annual license maintenance fee is nonrefundable; however, the annual license maintenance fee may be credited to running royalties subsequently due on NET SALES earned during the same calendar year, if any. License maintenance fees paid in excess of running royalties due in such calendar year will not be creditable to amounts due for future years.

(c) Milestone Payments. COMPANY will pay to M.IT. the amounts set forth below upon the achievement by COMPANY or any of its AFFILIATES or SUBLICENSEES of certain milestone events as described below. Payments will be due in respect of the achievement of the milestone events in the tables below for each LICENSED PRODUCT and/or LICENSED PROCESS, and will only be payable once for each LICENSED PRODUCT and/or LICENSED PROCESS.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

Milestone Event	Payment
[***]	$[***]
[***]	$[***]
[***]	$[***]
[***]	$[***]

The milestone events set forth in Section 4.1(c) above are intended to be successive. In the event that [***], the milestone payment for [***] and the milestone payment for [***] both shall be due [***]. In addition and notwithstanding the foregoing, if any milestone is reached without achieving a preceding milestone, then the amount that would have been payable on achievement of the preceding milestone will be payable upon the achievement of the next successive milestone.

COMPANY will notify M.I.T. within [***] ([***]) days of the achievement of any of the above milestones by COMPANY or any of its AFFILIATES or SUBLICENSEES, such notice to specifically identify the payment obligation and request an invoice for same. COMPANY will make such non-creditable, non-refundable milestone payments within [***] ([***]) days after receipt of an invoice from M.I.T. for same.

(d) Running Royalties.

(i) COMPANY shall pay to M.I.T. a running royalty of [***] percent ([***]%) of NET SALES. Running royalties shall be payable for each REPORTING PERIOD during the TERM and shall be due to M.I.T. within [***] ([***]) days of the end of each REPORTING PERIOD.

(ii) Royalty Offset. If COMPANY or an AFFILIATE or SUBLICENSEE is required to pay royalties to one or more third parties in order to obtain a license or similar right necessary to practice the PATENT RIGHTS or to make, use or sell a LICENSED PRODUCT or LICENSED PROCESS, COMPANY and its AFFILIATES and SUBLICENSEES shall be entitled to deduct up to [***] percent ([***]%) of the royalties actually paid by COMPANY (and its AFFILIATES and SUBLICENSEES, as applicable) to such third party(ies) from the running royalties owed to M.I.T. under this Agreement in the same REPORTING PERIOD; provided, however, that in no event will the royalties due to M.I.T. under Section 4.1(d)(1), when aggregated with any other offsets and credits allowed under this Agreement, be less than [***] percent ([***]%) of NET SALES in any REPORTING PERIOD.

(e) Sharing of SUBLICENSE INCOME. COMPANY will pay M.I.T. a total of twenty percent (20%) of all SUBLICENSE INCOME received by COMPANY or AFFILIATES. COMPANY shall notify M.I.T. within [***] ([***]) days of the receipt of SUBLICENSE INCOME from a SUBLICENSEE, such notice to specifically identify the payment obligation and request an invoice for same. COMPANY shall make such non-creditable, non-refundable SUBLICENSE INCOME payments within [***] ([***]) days after receipt of an invoice from M.I.T. for same.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

(f) Consequences of a PATENT CHALLENGE. In the event that (i) COMPANY or any of its AFFILIATES brings a PATENT CHALLENGE against M.I.T., or (ii) COMPANY or any of its AFFILIATES assists another party in bringing a PATENT CHALLENGE against M.I.T. (except as required under a court order or subpoena), and (iii) M.I.T. does not choose to exercise its rights to terminate this Agreement pursuant to Section 12.4, then all payments due under Article 4 shall [***] for the remainder of the TERM. In the event that such a PATENT CHALLENGE is successful, COMPANY will have no right to recoup any payments paid during the period of challenge. In the event that a PATENT CHALLENGE is unsuccessful, COMPANY shall reimburse M.I.T. for all reasonable legal fees and expenses incurred in its defense against the PATENT CHALLENGE.

(g) No Multiple Royalties. If the manufacture, use, lease, or sale of any LICENSED PRODUCT or the performance of any LICENSED PROCESS is covered by more than one of the PATENT RIGHTS, multiple royalties shall not be due.

(h) Equity.

(i) Initial Grant. COMPANY shall issue a total of six hundred and nineteen thousand two hundred and ten (619,210) shares of Common Stock of COMPANY, $.001 par value per share, (the “Shares”). COMPANY shall issue a certain percentage of the Shares in the name of M.I.T., the Brigham and Women’s Hospital and Omega Cambridge SPV L.P. (“Omega”), collectively the “Shareholders,” in the amounts as M.I.T. shall direct. The aforementioned percentages shall be determined by M.I.T. Such issuances shall be recorded on the Stock Transfer Ledger of COMPANY on the EFFECTIVE DATE and the Shares shall be delivered to the Shareholders within thirty (30) days of the EFFECTIVE DATE.

COMPANY represents to M.I.T. that, as of the EFFECTIVE DATE, the aggregate number of Shares equals Five Percent (5%) of the COMPANY’S issued and outstanding Common Stock calculated on a “Fully Diluted Basis,” For purposes of this Section 4.1(h), “Fully Diluted Basis” shall mean the total number of issued and outstanding shares of the COMPANY’S Common Stock calculated to include conversion of all issued and outstanding securities convertible into Common Stock, the exercise of all outstanding options and warrants to purchase shares of Common Stock, whether or not then exercisable, the conversion or exercise of all rights to purchase or acquire Common Stock, whether or not then convertible or exercisable, and shall assume the issuance or grant of all securities reserved for issuance pursuant to any COMPANY stock or stock option plan in effect on the date of the calculation.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

(ii) Anti-Dilution Protection Through Funding Threshold. COMPANY from time to time shall issue additional shares of Common Stock to the Shareholders, pro rata in accordance with their respective ownership of the Shares, as may be necessary to ensure that the Shares (together with any and all shares issued pursuant to this Section 4.1 (h)(ii)) continue to represent in the aggregate at least Five Percent (5%) of the COMPANY’S issued and outstanding Common Stock calculated on a Fully Diluted Basis, as calculated after giving effect to the anti-dilutive issuance. Such issuances shall continue until and including the point upon which a total of [***] Dollars ($[***]) in cash in exchange for COMPANY’S capital stock (the “Funding Threshold”) shall be received by COMPANY. Thereafter, no additional shares shall be due to the Shareholders pursuant to this section. For the avoidance of doubt, it is agreed that if COMPANY raises capital in a single financing of more than $[***], anti-dilution issuances will be calculated only on the first $[***] of the financing, even if COMPANY simultaneously raises additional financing.

(iii) Participation in Private Equity Offerings After Funding Threshold. After the date of the Funding Threshold, each of the Shareholders shall have the right to purchase additional shares of COMPANY’S capital stock in any private offering by the COMPANY of such capital stock in exchange for cash, to maintain its pro rata ownership as calculated immediately prior to such offering on a Fully Diluted Basis, pursuant to the terms and conditions at least as favorable as those granted to the other offerees. All rights granted to the Shareholders pursuant to this Section 4. l(h)(iii) shall terminate immediately prior to a firm commitment underwritten public offering of the COMPANY’S common stock resulting in gross proceeds to the COMPANY of at least $[***]. The Shareholders may together elect to share their Participation Rights between them in such proportion as they see fit so that if they both so direct either may take over all or some of the other’s Participation Rights.

(iv) Anti-Dilution Protection After Funding Threshold. The provisions of Annex 4.1(h)(iv) (attached hereto as Appendix C) are incorporated herein by reference. All rights granted to the Shareholders pursuant to this Section 4.1 (h)(iv) shall terminate immediately prior to a firm commitment underwritten public offering of the COMPANY’S common stock resulting in gross proceeds to the COMPANY of at least $[***].

(v) Miscellaneous.

(A) The Shares, and all other shares of Common Stock and other securities of the COMPANY that may be issued to the Shareholders pursuant to this Section 4.1(h), shall be duly authorized, validly issued, fully paid and nonassessable.

(B) COMPANY acknowledges that it has been informed that, pursuant to separate agreement between M.I.T. and Omega, Omega may hereafter become obligated to transfer to M.I.T. any and all of its Shares, COMPANY agrees that M.I.T. shall be deemed to be the sole Shareholder for all purposes of this Section 4.1(h) upon receipt of written notice from M.I.T, to that effect.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

4.2 Payments.

(a) Method of Payment. All payments under this Agreement should be made payable to “Massachusetts Institute of Technology” and sent to the address identified in Section 15.1. Each payment should reference this Agreement and identify the obligation under this Agreement that the payment satisfies.

(b) Payments in U.S. Dollars. All payments due under this Agreement shall be payable in United States dollars. Conversion of foreign currency to U.S. dollars shall be made at the conversion rate existing in the United States (as reported by the Federal Reserve Bank of St. Louis) on the last working day of the calendar quarter of the applicable REPORTING PERIOD. Such payments shall be without deduction of exchange, collection, or other charges, and, specifically, without deduction of withholding or similar taxes or other government imposed fees or taxes, except as permitted in the definition of NET SALES.

(c) Late Payments. Any payments by COMPANY that are not paid on or before the date such payments are due under this Agreement shall bear interest, to the extent permitted by law, at [***] percentage points above the Prime Rate of interest as reported by the Federal Reserve Bank of St. Louis on the last business day of the calendar quarterly reporting period to which such royalty payments relate.

5. REPORTS AND RECORDS

5.1 Reports.

(a) Progress Reports. COMPANY shall deliver progress reports to M.I.T. annually, within [***] ([***]) days of the end of each calendar year, containing information concerning the immediately preceding calendar year, specifically including the following information:

(i) the progress of its efforts to develop and commercialize LICENSED PRODUCTS or LICENSED PROCESSES, in accordance with Section 3.1;

(ii) the number of new sublicenses entered into for the PATENT RIGHTS, LICENSED PRODUCTS and/or LICENSED PROCESSES for the applicable calendar year and an updated list of all sublicenses and amendments thereto entered into for the PATENT RIGHTS, LICENSED PRODUCTS and/or LICENSED PROCESSES over the lifetime of the Agreement;

(iii) a summary of the milestones achieved pursuant to Section 4.1(c) and the associated payment amounts due to M.I.T.; and

(iv) COMPANY’S current Certificates of Insurance, in accordance with Section 8.2.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

If no amounts are due to M.I.T. for the applicable calendar year, the report shall so state.

(b) Royalty Reports. In addition to Section 5.1(a) above, COMPANY shall report to M.I.T. the date of first commercial sale of a LICENSED PRODUCT and the date of first commercial performance of a LICENSED PROCESS in each country within [***] ([***]) days of such occurrence. After the earlier of (i) the execution of a sublicense agreement with a SUBLICENSEE and (ii) the first commercial sale of a LICENSED PRODUCT or first commercial performance of a LICENSED PROCESS in any country, COMPANY shall deliver running royalty reports to M.I.T. within [***] ([***]) days of the end of each REPORTING PERIOD, containing information concerning the immediately preceding REPORTING PERIOD. Each report delivered by COMPANY to M.I.T. shall contain at least the following information for the immediately preceding REPORTING PERIOD:

(i) the number of LICENSED PRODUCTS sold, leased or distributed by COMPANY, its AFFILIATES and SUBLICENSEES to independent third parties in each country, and, if applicable, the number of LICENSED PRODUCTS used by COMPANY, its AFFILIATES and SUBLICENSEES in the provision of services in each country;

(ii) a description of LICENSED PROCESSES performed by COMPANY, its AFFILIATES and SUBLICENSEES in each country as may be pertinent to a royalty accounting hereunder;

(iii) the gross price per unit charged by COMPANY, its AFFILIATES and SUBLICENSEES for each LICENSED PRODUCT and, if applicable, the gross price charged for each LICENSED PRODUCT used to provide services in each country; and the gross price charged for each LICENSED PROCESS performed by COMPANY, its AFFILIATES and SUBLICENSEES in each country;

(iv) calculation of NET SALES for the applicable REPORTING PERIOD in each country, including a listing of applicable deductions;

(v) total royalty payable on NET SALES in U.S. dollars, together with the exchange rates used for conversion; COMPANY shall use reasonable efforts to identify royalties payable hereunder on account of sales of LICENSED PRODUCTS and/or LICENSED PROCESSES to BWH; and

(vi) the total amount of SUBLICENSE INCOME received by COMPANY from each SUBLICENSEE and the amount due to M.I.T. from such SUBLICENSE INCOME, including an itemized breakdown of the sources of income comprising the SUBLICENSE INCOME.

If no amounts are due to M.I.T. for any REPORTING PERIOD, the report shall so state.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

5.2 Financial Statements. On or before the [***] day following the close of COMPANY’S fiscal year, COMPANY shall provide M.I.T. with COMPANY’S financial statements for the preceding fiscal year including, at a minimum, a balance sheet and an income statement, certified by COMPANY’S treasurer or chief financial officer or by an independent auditor.

5.3 Records. COMPANY will maintain, and will cause its AFFILIATES and SUBLICENSEES to maintain, complete and accurate records relating to the rights and obligations under this Agreement and any amounts payable to M.I.T. in relation to this Agreement, which records will contain sufficient information to permit M.I.T. to confirm the accuracy of any reports delivered to M.I.T. and compliance in other respects with this Agreement. COMPANY and its AFFILIATES and SUBLICENSEES will retain such records for at least [***] ([***]) years following the end of the REPORTING PERIOD to which they pertain. An independent auditor appointed by M.I.T. and reasonably acceptable to COMPANY (or, in the case of any audit of a SUBLICENSEE’S records, reasonably acceptable to SUBLICENSEE), will have the right, [***] and on reasonable prior written notice, to inspect such records during normal business hours to verify any reports and payments made or compliance in other respects under this Agreement. In the event that any audit performed under this Section reveals an underpayment in excess of the lesser of (i) [***] percent ([***]%) for the audited period or any REPORTING PERIOD or (ii) [***] dollars ($[***]), COMPANY shall bear the full cost of such audit and shall remit any amounts due to M.I.T. within [***] ([***]) days of receiving notice thereof from M.I.T.

6. PATENT PROSECUTION

6.1 Responsibility for PATENT RIGHTS. M.I.T. shall prepare, file, prosecute, and maintain all of the PATENT RIGHTS. COMPANY shall have reasonable opportunities to advise M.I.T. and shall cooperate with M.I.T. in such filing, prosecution and maintenance. M.I.T. shall instruct its patent counsel to copy COMPANY on all patent prosecution documents relating to the PATENT RIGHTS. M.I.T. shall provide COMPANY a reasonable opportunity, if time permits, to review and comment on such materials. M.I.T. shall consider in good faith any comments received from COMPANY relating to prosecution and maintenance of the PATENT RIGHTS.

6.2 International (non-United States) Filings. Appendix B is a list of countries in which patent applications corresponding to the United States patent applications listed in Appendix A shall be filed, prosecuted, and maintained. Appendix B may be amended by mutual agreement of COMPANY and M.I.T.

6.3 Payment of Expenses. Payment of all fees and costs, including attorneys’ fees, relating to the filing, prosecution and maintenance of the PATENT RIGHTS incurred by M.I.T. and/or BWH (including without limitation interferences, reissues and any type of review or correction of the PATENT RIGHTS initiated by or on behalf of M.I.T) shall be the responsibility of COMPANY, whether such amounts were incurred before or after the EFFECTIVE DATE. As of December 13, 2016, M.I.T. has incurred approximately $[***] for such patent-related fees and costs.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

COMPANY will reimburse all amounts due pursuant to this Section within [***] ([***]) days of invoicing; late payments will accrue interest pursuant to Section 4.2(c). In all instances, M.I.T. shall pay the fees prescribed for large entities to the United States Patent and Trademark Office.

7. INFRINGEMENT AND PATENT CHALLENGE

7.1 Notification of Infringement. Each party agrees to provide written notice to the other party promptly after becoming aware of any infringement of the PATENT RIGHTS in the FIELD.

7.2 Right to Prosecute Infringements.

(a) COMPANY Right to Prosecute. So long as COMPANY remains the exclusive licensee of the PATENT RIGHTS in the FIELD in the TERRITORY, COMPANY, to the extent permitted by law, shall have the right, under its own control and [***], to prosecute any third party infringement of the PATENT RIGHTS in the FIELD in the TERRITORY, subject to Sections 7.4 and 7.5. If required by law, M.I.T. shall permit any action under this Section to be brought in its name, including being joined as a party-plaintiff, provided that [***].

Prior to commencing any such action, COMPANY will consult with M.I.T. and will consider the views of M.I.T. regarding the advisability of the proposed action and its effect on the public interest. COMPANY will not enter into any settlement, consent judgment, or other voluntary final disposition of any infringement action under this Section without the prior written consent of M.I.T. (subject to concurrence of BWH, as applicable).

(b) M.I.T. Right to Prosecute. In the event that COMPANY is unsuccessful in persuading the alleged infringer to desist or fails to have initiated an infringement action within a reasonable time after COMPANY first becomes aware of the basis for such action, M.I.T. shall have the right, at its sole discretion, to prosecute such infringement under its sole control and [***], and [***].

7.3 Third Party Patent Challenges.

(a) In the event of a PATENT CHALLENGE by a third party, other than as set forth in Section 7.3(b) below, M.I.T. shall notify COMPANY of the PATENT CHALLENGE, and COMPANY may request that M.I.T. defend the PATENT RIGHTS [***]; in such event [***]. If COMPANY does not so request and agree, M.I.T. shall have the right, but not the obligation, to defend the PATENT RIGHTS. In the event that M.I.T. defends the PATENT RIGHTS, M.I.T. shall have the right to immediately terminate this Agreement with respect to the PATENT RIGHT(S) that are the subject of the PATENT CHALLENGE.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

(b) In the event that a PATENT CHALLENGE is brought by a third party defendant in a suit brought by COMPANY against an alleged infringer, COMPANY shall have the first right to defend the PATENT RIGHTS [***], subject to Sections 7.4 and 7.5, and shall [***]. If COMPANY does not exercise this right, M.I.T. may take over the sole defense of the action at its sole discretion and [***], and if so, (i) M.I.T. shall have the right to immediately terminate this Agreement with respect to the PATENT RIGHT(S) that are the subject of the PATENT CHALLENGE and (ii) [***].

7.4 Offsets. COMPANY may offset a total of [***] percent ([***]%) of any expenses incurred under Sections 7.2 and 7.3 against any payments due to M.I.T. under Article 4, provided that in no event shall such payments under Article 4, when aggregated with any other offsets and credits allowed under this Agreement, be reduced by more than [***] percent ([***]%) in any REPORTING PERIOD.

7.5 Recovery. Any recovery obtained in an action brought by COMPANY under Sections 7.2 or 7.3 shall be distributed as follows: [***].

7.6 Cooperation. Each party agrees to cooperate in any action under this Article which is controlled by the other party, provided that [***].

7.7 Right to Sublicense. So long as COMPANY remains the exclusive licensee of the PATENT RIGHTS in the FIELD in the TERRITORY, COMPANY shall have the sole right to sublicense any alleged infringer in the FIELD in the TERRITORY for future use of the PATENT RIGHTS in accordance with the terms and conditions of this Agreement relating to sublicenses. Any fees or other revenues to COMPANY pursuant to such sublicense shall be subject to the provisions of Section 4.1(e).

8. INDEMNIFICATION AND INSURANCE

8.1 Indemnification.

(a) Indemnity. COMPANY shall indemnify, defend, and hold harmless M.I.T., BWH and their affiliates, trustees, officers, faculty, students, employees, and agents and their respective successors, heirs and assigns (the “Indemnitees”), against any liability, damage, loss, or expense (including reasonable attorneys’ fees and expenses) (collectively, “Losses”) incurred by or imposed upon any of the Indemnitees in connection with any claims, suits, investigations, actions, demands or judgments, (i) arising out of any theory of product liability (including without limitation actions in the form of tort, warranty, or strict liability) concerning any product, process, or service that is made, used, sold, imported, or performed pursuant to any right or license granted under this Agreement or (ii) arising out of or related to the exercise of

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

any rights granted to COMPANY and AFFILIATES under this Agreement or a material breach of this Agreement by COMPANY and/or AFFILIATES; provided, however, that COMPANY shall have no obligation pursuant to the foregoing with respect to any Losses to the extent that they result from the gross negligence or willful misconduct of any Indemnitee.

(b) Procedures. The Indemnitees agree to provide COMPANY with prompt written notice of any claim, suit, action, demand, or judgment for which indemnification is sought under this Agreement. COMPANY agrees, at its own expense, to provide attorneys reasonably acceptable to M.I.T. to defend against any such claim. The Indemnitees shall cooperate fully with COMPANY in such defense and will permit COMPANY to conduct and control such defense and the disposition of such claim, suit, or action (including all decisions relative to litigation, appeal, and settlement); provided, however, that any Indemnitee shall have the right to retain its own counsel, [***], if representation of such Indemnitee by the counsel retained by COMPANY would be inappropriate because of actual or potential differences in the interests of such Indemnitee and any other party represented by such counsel and COMPANY does not choose to retain new counsel to defend against such claim. COMPANY agrees to keep M.I.T. (and BWH, as applicable) informed of the progress in the defense and disposition of such claim and to consult with M.I.T. (and BWH, as applicable) with regard to any proposed settlement. Notwithstanding anything to the contrary in this Agreement, COMPANY shall not enter into any settlement, consent judgment, or other voluntary final disposition of any claim that has a material adverse effect on the rights of any Indemnitee(s) hereunder or admits any wrongdoing or fault by any Indemnitee(s) or imposes on any Indemnitee(s) any payment or other liability, without the prior written consent of such Indemnitee(s).

8.2 Insurance. COMPANY shall obtain and carry in full force and effect commercial general liability insurance, including products/completed operations coverage and errors and omissions liability insurance which shall protect COMPANY and Indemnitees with respect to events covered by Section 8.1(a) above. Such insurance (i) shall be issued by an insurer licensed to practice in the Commonwealth of Massachusetts or an insurer pre-approved by M.I.T., such approval not to be unreasonably withheld, (ii) shall list M.I.T. and BWH as additional insureds thereunder, for the commercial general liability policy only, and (iii) shall require [***] ([***]) days written notice to be given to M.I.T. prior to any cancellation or material change thereof. The limits of the commercial general liability insurance shall not be less than [***] Dollars ($[***]) per occurrence with an annual aggregate of [***] Dollars ($[***]) for bodily injury including death, property damage, and products/completed operations coverage. The limits of the errors and omissions liability insurance shall not be less than [***] Dollars ($[***]) per claim and in the aggregate. COMPANY shall provide M.I.T. with Certificates of Insurance evidencing ongoing compliance with this Section. COMPANY shall continue to maintain such insurance after the expiration or termination of this Agreement during any period in which COMPANY or any AFFILIATE or SUBLICENSEE continues (i) to make, use, or sell a product that was a LICENSED PRODUCT under this Agreement or (ii) to perform a service that was a LICENSED PROCESS under this Agreement, and thereafter for a period of [***] ([***]) years, if the coverage is under a claims-made policy.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

If COMPANY desires to self-insure all or part of the limits described above, such self-insurance program must be acceptable to M.I.T., BWH, and the Risk Management Foundation of the Harvard Medical Institutions, Inc.. The minimum amounts of insurance coverage required under this Section 8.2 shall not be construed to create a limit of COMPANY’S liability with respect to its indemnification under Section 8.1 of this Agreement. If there is a cancellation, non-renewal, or material change in insurance, and COMPANY does not obtain replacement insurance providing comparable coverage prior to the expiration of the [***] ([***]) day notice period described above, M.I.T. shall have the right to terminate this Agreement effective at the end of such [***] ([***]) day period without notice or any additional waiting periods.

If there is a cancellation, non-renewal, or material change in insurance, and COMPANY does not obtain replacement insurance providing comparable coverage prior to the expiration of the [***] ([***]) day notice period described above, M.I.T. shall have the right to terminate this Agreement effective at the end of such [***] ([***]) day period without notice or any additional waiting periods. For clarity, this termination clause applies to any material changes in the following terms: (i) commercial general liability insurance in amounts not less than $[***] per incident and $[***] annual aggregate; (ii) the naming of Indemnitees as additional insureds; and (iii) product liability coverage and broad form contractual liability coverage for COMPANY’S indemnification under Section 8.1 of this Agreement.

9. REPRESENTATIONS AND WARRANTIES

9.1 Representations and Warranties. The M.I.T. Technology Licensing Office represents and warrants that, as of the EFFECTIVE DATE, subject to Section 2.5, to its knowledge and without due inquiry: (a) it has the authority to grant the licenses provided for herein to COMPANY, (b) it has not given any notice to any third party asserting infringement of the PATENT RIGHTS, and (c) it has not granted to any third party any rights under the PATENT RIGHTS that would conflict with the rights granted to COMPANY under this Agreement.

M.I.T.’s total liability under the representations and warranties of this Agreement shall not exceed the amounts received by M.I.T. from COMPANY under Sections 4.1 and 6.3 of this Agreement.

EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS AGREEMENT, M.I.T. AND BWH MAKE NO REPRESENTATIONS OR WARRANTIES OF ANY KIND CONCERNING THE PATENT RIGHTS AND HEREBY DISCLAIMS ALL REPRESENTATIONS AND WARRANTIES, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NONINFRINGEMENT OF INTELLECTUAL PROPERTY RIGHTS OF M.I.T., BWH OR THIRD PARTIES, VALIDITY, ENFORCEABILITY AND SCOPE OF PATENT RIGHTS, WHETHER ISSUED OR PENDING, AND THE ABSENCE OF LATENT OR OTHER DEFECTS, WHETHER OR NOT DISCOVERABLE.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

IN NO EVENT SHALL M.I.T., BWH OR THEIR TRUSTEES, DIRECTORS, OFFICERS, EMPLOYEES AND AFFILIATES BE LIABLE FOR INCIDENTAL OR CONSEQUENTIAL DAMAGES OF ANY KIND, INCLUDING ECONOMIC DAMAGES OR INJURY TO PROPERTY AND LOST PROFITS, REGARDLESS OF WHETHER M.I.T. OR BWH SHALL BE ADVISED, SHALL HAVE OTHER REASON TO KNOW, OR IN FACT SHALL KNOW OF THE POSSIBILITY OF THE FOREGOING.

10. CHANGE OF CONTROL

This Agreement is personal to COMPANY and no rights or obligations may be assigned or transferred by COMPANY without the prior written consent of M.I.T. Notwithstanding the foregoing, COMPANY may assign its rights and obligations under this Agreement to (a) an AFFILIATE or (b) to a successor in connection with the merger, consolidation, reorganization or sale of all or substantially all of its assets or that portion of its business to which this Agreement relates; provided, however, that (i) COMPANY shall provide M.I.T. with written notice of any such assignment within [***] ([***]) days of any such assignment, such notice to include the assignee’s contact information, (ii)this Agreement shall immediately terminate if the proposed assignee fails to agree in writing to M.I.T. to be bound by the terms and conditions of this Agreement on or before the effective date of such assignment, and (iii) COMPANY and its AFFILIATES are not in default of any of their obligations under this Agreement (including without limitation payment of any amounts due under this Agreement and/or diligence obligations) at the time of such proposed assignment. Any purported assignment in contravention of this Article 10 shall be null and void and of no effect. No assignment of this Agreement shall act as a novation or release of COMPANY and its AFFILIATES from responsibility for the performance of any obligations accrued prior to such assignment.

11. GENERAL COMPLIANCE WITH LAWS

11.1 Compliance with Laws. COMPANY will use reasonable commercial efforts to comply with all commercially material local, state, federal, and international laws and regulations relating to the development, manufacture, use, and sale of LICENSED PRODUCTS and LICENSED PROCESSES.

11.2 Export Control. COMPANY and its AFFILIATES and SUBLICENSEES will comply with all United States laws and regulations controlling the export of certain commodities and technical data, including without limitation all Export Administration Regulations of the United States Department of Commerce. Among other things, these laws and regulations prohibit or require a license for the export of certain types of commodities and technical data to specified countries. COMPANY hereby gives written assurance that it will comply with, and will cause its AFFILIATES and SUBLICENSEES to comply with, all United States export control laws and regulations, that it bears sole responsibility for any violation of such laws and regulations by itself or its AFFILIATES or SUBLICENSEES, and that it will indemnify, defend and hold M.I.T. and BWH harmless (in accordance with Section 8.1) for the consequences of any such violation.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

11.3 Non-Use of M.I.T, and COMPANY Name. COMPANY and its AFFILIATES and SUBLICENSEES will not use the name of “Massachusetts Institute of Technology,” “Lincoln Laboratory,” “Brigham and Women’s Hospital,” or any variation, adaptation, or abbreviation thereof, or of any of its trustees, officers, faculty, students, employees, or agents, or any trademark owned by M.I.T. or BWH, or any terms of this Agreement in any promotional material or other public announcement or disclosure without the prior written consent of M.I.T, and/or BWH, as applicable, which consent M.I.T. and/or BWH may withhold in its sole discretion. The foregoing notwithstanding, without the consent of M.I.T., COMPANY may make factual statements during the TERM (i) that it is licensed by M.I.T. under the PATENT RIGHTS, and (ii) identifying the inventors of the PATENT RIGHTS and their affiliation with M.I.T., provided, however, that such statements may not be used in marketing, promotion, or advertising. In addition, COMPANY may comply with disclosure requirements of all applicable laws relating to its business, including, without limitation, United States and state securities laws.

M.I.T. shall not use the name of COMPANY or its AFFILIATES or SUBLICENSEES in any promotional material or other public announcement or disclosure without the prior written consent of COMPANY or its AFFILIATES or SUBLICENSEES (as applicable).

11.4 Marking of LICENSED PRODUCTS. To the extent commercially feasible and consistent with prevailing business practices, COMPANY will mark, and will cause its AFFILIATES and SUBLICENSEES to mark, all LICENSED PRODUCTS that are manufactured or sold under this Agreement with the number of each issued patent under the PATENT RIGHTS that applies to such LICENSED PRODUCT.

12. TERMINATION

12.1 Voluntary Termination by COMPANY. COMPANY shall have the right to terminate this Agreement, for any reason, (i) upon at least three (3) months prior written notice to M.I.T., such notice to state the date at least three (3) months in the future upon which termination is to be effective, and (ii) upon payment of all amounts due to M.I.T. through such termination effective date.

12.2 Cessation of Business. If COMPANY ceases to carry on its business related to this Agreement, M.I.T. shall have the right to terminate this Agreement immediately upon written notice to COMPANY.

12.3 Termination for Default.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

(a) Nonpayment. In the event COMPANY fails to pay any amounts due and payable to M.I.T. hereunder, and fails to make such payments within thirty (30) days after receiving written notice of such failure, M.I.T. may terminate this Agreement immediately upon written notice to COMPANY.

(b) Material Breach. In the event COMPANY commits a material breach of its obligations under this Agreement, except for breach as described in Section 12.3(a), and fails to cure that breach within ninety (90) days after receiving written notice thereof, M.I.T. may terminate this Agreement immediately upon written notice to COMPANY.

12.4 Termination as a Consequence of PATENT CHALLENGE.

(a) By COMPANY. If COMPANY or any of its AFFILIATES brings a PATENT CHALLENGE against M.I.T., or assists others in bringing a PATENT CHALLENGE against M.I.T. (except as required under a court order or subpoena), then M.I.T. may immediately terminate this Agreement.

(b) By SUBLICENSEE. If a SUBLICENSEE brings a PATENT CHALLENGE or assists another party in bringing a PATENT CHALLENGE (except as required under a court order or subpoena), then M.I.T. may send a written demand to COMPANY to terminate such sublicense. If COMPANY fails to so terminate such sublicense within thirty (30) days after M.I.T.’s demand, M.I.T. may immediately terminate this Agreement.

12.5 Disputes regarding Termination. If COMPANY disputes any termination by M.I.T. under this Section 12, it must notify M.I.T. of the nature of such dispute and the proposed manner in which to resolve the dispute within [***] ([***]) days of receipt of notification of breach or notification of termination by M.I.T., whichever is sooner. If the parties do not resolve such dispute within [***] ([***]) days of such notification, then COMPANY will be required to initiate the dispute resolution procedures outlined in Section 13.3(a) immediately. If it does not do so, COMPANY shall be considered to have waived its rights to dispute the termination.

12.6 Effect of Termination.

(a) Survival. The following provisions shall survive the expiration or termination of this Agreement:

•	Article 1 (“Definitions”);

•	Article 8 (“Indemnification and Insurance”);

•	Article 9 (“Representations or Warranties”);

•	Article 13 (“Dispute Resolution”);

•	Article 14 (“Confidential Information”)

•	Section 15 (“Miscellaneous”);

•	Section 4.1(h) (“Consideration for Grant of Rights,” “Equity”)

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

•	Section 5.2 (“Content of Reports and Payments”);

•	Section 5.3 (“Records”);

•	Section 11.1 (“Compliance With Laws”);

•	Section 11.2 (“Export Control”);

•	Section 12.5 (“Disputes regarding Termination”); and

•	Section 12.6 (“Effect of Termination”).

(b) Pre-termination Obligations. In no event shall termination of this Agreement release COMPANY, AFFILIATES, or SUBLICENSEES from the obligation to pay any amounts that became due on or before the effective date of termination.

13. DISPUTE RESOLUTION

13.1 Mandatory Procedures. The parties agree that any dispute arising out of or relating to this Agreement will be resolved solely by means of the procedures set forth in this Article, and that such procedures constitute legally binding obligations that are an essential provision of this Agreement. If either party fails to observe the procedures of this Article, as may be modified by their written agreement, the other party may bring an action for specific performance of these procedures in any court of competent jurisdiction.

13.2 Equitable Remedies. Although the procedures specified in this Article are the sole and exclusive procedures for the resolution of disputes arising out of or relating to this Agreement, either party may seek a preliminary injunction or other provisional equitable relief if, in its reasonable judgment, such action is necessary to avoid irreparable harm to itself or to preserve its rights under this Agreement.

13.3 Dispute Resolution Procedures.

(a) Mediation. In the event of any dispute arising out of or relating to this Agreement, either party may initiate mediation upon written notice to the other party (“Notice Date”) pursuant to Section 15.1, whereupon both parties will be obligated to engage in a mediation proceeding. Unless the parties agree otherwise, the mediation will commence within [***] ([***]) days of the Notice Date. The mediation will be conducted by a single mediator in Boston, Massachusetts. The party requesting mediation will designate two (2) or more nominees for mediator in its notice. The other party may accept one of the nominees or may designate its own nominees by notice addressed to the American Arbitration Association (AAA) and copied to the requesting party. If within, [***] ([***]) days following the request for mediation, the parties have not selected a mutually acceptable mediator, a mediator shall be appointed by the AAA according to the Commercial Mediation Rules or otherwise as the parties agree. The mediator shall attempt to facilitate a negotiated settlement of the dispute, but shall have no authority to impose any settlement terms on the parties. [***]. If neither party initiates mediation, the parties shall not be obliged to engage in a mediation proceeding, and either party may pursue any other remedies legally available to resolve the dispute.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

(b) Trial Without Jury. If the dispute is not resolved by mediation within [***] ([***]) days after commencement of mediation, each party shall have the right to pursue any other remedies legally available to resolve the dispute, provided, however, that, unless otherwise agreed, the parties expressly waive any right to a jury trial in any legal proceeding under this Article.

13.4 Performance to Continue. Each party will continue to perform its undisputed obligations under this Agreement pending final resolution of any dispute arising out of or relating to this Agreement; provided, however, that a party may suspend performance of its undisputed obligations during any period in which the other party fails or refuses to perform its undisputed obligations. Nothing in this Article is intended to relieve COMPANY from its obligation to make undisputed payments pursuant to Articles 4 and 6 of this Agreement.

13.5 Statute of Limitations. The parties agree that all applicable statutes of limitation and time-based defenses (including, but not limited to, estoppel and laches) shall be tolled while the procedures set forth in Sections 13.3(a) are pending. The parties shall cooperate in taking any actions necessary to achieve this result.

14. CONFIDENTIAL INFORMATION

14.1 Obligations. For a period of [***] ([***]) years after disclosure, the Receiving Party shall (i) maintain such CONFIDENTIAL INFORMATION in confidence, except that the Receiving Party may disclose or permit the disclosure of any CONFIDENTIAL INFORMATION to its directors, officers, employees, consultants, and advisors, as well as co-owners of the PATENT RIGHTS and/or sponsors of the PATENT RIGHTS, who are obligated to maintain the confidential nature of such CONFIDENTIAL INFORMATION and who need to know such CONFIDENTIAL INFORMATION for the purposes of this Agreement, and (ii) use such CONFIDENTIAL INFORMATION solely for the purposes of this Agreement.

14.2 Exceptions. The obligations of the Receiving Party under Section 14.1 above shall not apply to the extent that certain Confidential Information (i) was in the public domain prior to the time of its disclosure under this Agreement; (ii) entered the public domain after the time of its disclosure under this Agreement through means other than an unauthorized disclosure resulting from an act or omission by the Receiving Party; (iii) was independently developed or discovered by the Receiving Party without use of the Confidential Information; (iv) is or was disclosed to the Receiving Party at any time, whether prior to or after the time of its disclosure under this Agreement, by a third party having no fiduciary relationship with the Disclosing Party and having no obligation of confidentiality with respect to such Confidential Information; or (v) is required to be disclosed to comply with applicable laws or regulations, or with a court or administrative order, provided that the Disclosing Party receives reasonable prior written notice of such disclosure, and that information disclosed pursuant to clause (v) will only be exempt from the obligation of non-disclosure and non-use for the purpose of such disclosure required by law, regulation or court or administrative order, and not for any other purpose, and shall only be disclosed to the extent required.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

14.3 Ownership and Return. The Receiving Party acknowledges that the Disclosing Party (or any third party entrusting its own information to the Disclosing Party) claims ownership of its CONFIDENTIAL INFORMATION in the possession of the Receiving Party. Upon the expiration or termination of this Agreement, and at the request of the Disclosing Party, the Receiving Party shall destroy or return to the Disclosing Party all originals, copies and summaries of documents, materials, and other tangible manifestations of CONFIDENTIAL INFORMATION in the possession or control of the Receiving Party, except that the Receiving Party may retain one copy of the CONFIDENTIAL INFORMATION in the possession of its legal counsel solely for the purpose of monitoring its obligations under this Agreement.

15. MISCELLANEOUS

15.1 Notice. Any notices required or permitted under this Agreement shall be in writing, shall specifically refer to this Agreement, and shall be sent by hand, recognized national overnight courier, confirmed facsimile transmission, confirmed electronic mail, or registered or certified mail, postage prepaid, return receipt requested, to the following addresses or facsimile numbers of the parties:

If to M.I.T.:	Massachusetts Institute of Technology
Technology Licensing Office, Room NE18-501
255 Main Street
Cambridge, MA 02142
Attention: Director
Tel: [***]
Fax: [***]
Email: [***]

If, to M.I.T., notices regarding financial matters, including invoices:

Contact Name:	Financial Coordinator
Massachusetts Institute of Technology
Technology Licensing Office
255 Main Street, Room NE 18-501
Cambridge, MA 02142

If to COMPANY:	Frequency Therapeutics Inc.
300 Technology Square, 8th Floor
Cambridge, MA 02139
Tel: [***]

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

If, to COMPANY, notices regarding financial matters, including invoices:

Contact Name: [***]
Department: Accounting
Address: 300 Technology Square, 8th Floor, Cambridge, MA 02139
Tel: [***]
Email: [***]

All notices under this Agreement shall be deemed effective upon receipt. A party may change its contact information immediately upon written notice to the other party in the manner provided in this Section.

15.2 Governing Law/Jurisdiction. This Agreement and all disputes arising out of or related to this Agreement, or the performance, enforcement, breach or termination hereof, and any remedies relating thereto, shall be construed, governed, interpreted and applied in accordance with the laws of the Commonwealth of Massachusetts, U.S.A., without regard to conflict of laws principles, except that questions affecting the construction and effect of any patent shall be determined by the law of the country in which the patent shall have been granted. The state and federal courts having jurisdiction over Cambridge, MA, USA, provide the exclusive forum for any PATENT CHALLENGE and/or any court action between the parties relating to this Agreement. COMPANY submits to the jurisdiction of such courts and waives any claim that such court lacks jurisdiction over COMPANY or its AFFILIATES or constitutes an inconvenient or improper forum.

15.3 Force Majeure. Neither party will be responsible for delays resulting from causes beyond the reasonable control of such party, including without limitation fire, explosion, flood, war, strike, or riot, provided that the nonperforming party uses commercially reasonable efforts to avoid or remove such causes of nonperformance and continues performance under this Agreement with reasonable dispatch whenever such causes are removed.

15.4 Amendment and Waiver. This Agreement may be amended, supplemented, or otherwise modified only by means of a written instrument signed by both parties. Any waiver of any rights or failure to act in a specific instance shall relate only to such instance and shall not be construed as an agreement to waive any rights or fail to act in any other instance, whether or not similar.

15.5 Severability. In the event that any provision of this Agreement shall be held invalid or unenforceable for any reason, such invalidity or unenforceability shall not affect any other provision of this Agreement, and the parties shall negotiate in good faith to modify the Agreement to preserve (to the extent possible) their original intent. If the parties fail to reach a modified agreement within thirty (30) days after the relevant provision is held invalid or unenforceable, then the dispute shall be resolved in accordance with the procedures set forth in Article 13. While the dispute is pending resolution, this Agreement shall be construed as if such provision were deleted by agreement of the parties.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

15.6 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties and their respective permitted successors and assigns.

15.7 Headings. All headings are for convenience only and shall not affect the meaning of any provision of this Agreement.

15.8 Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to its subject matter and supersedes all prior agreements or understandings between the parties relating to its subject matter.

{Signature Page Follows}

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives.

The EFFECTIVE DATE of this Agreement is December 13, 2016.

MASSACHUSETTS INSTITUTE OF TECHNOLOGY		FREQUENCY THERAPEUTICS, INC.

By:	/s/ Lesley Millar-Nicholson	By:	/s/ David Lucchino
Name:	Lesley Millar-Nicholson	Name:	David Lucchino
Title:	Director, Technology Licensing Office	Title:	CEO

MASSACHUSETTS INSTITUTE OF TECHNOLOGY

By:	/s/ Maria T. Zuber
Name:	Maria T. Zuber
Title:	Vice President for Research
E.A. Griswold Professor of Geophysics

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

APPENDIX A

List of Patent Applications and Patents

[***]

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

APPENDIX B

List of Countries (excluding United States) for which

PATENT RIGHTS Applications Will Be Filed, Prosecuted and Maintained

[***]

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

APPENDIX C

Annex 4.1(h)(iv)

Anti-Dilution Protection After Funding Threshold1

1.	Adjustments for Certain Dilutive Issuances.

(a)	Definitions. For purposes of this Section 1, the following definitions shall apply:

(i) “Additional Shares of Common Stock” shall mean all shares of Common Stock issued (or, pursuant to Section 1(b) below, deemed to be issued) by the COMPANY after the Threshold Date, other than (1) the following shares of Common Stock and (2) shares of Common Stock deemed issued pursuant to the following Options and Convertible Securities (clauses (1) and (2), collectively, “Exempted Securities”):

(A) shares of Common Stock issued pursuant to the terms of this Section l;

(B) shares of Common Stock, Options or Convertible Securities issued by reason of a dividend, stock split, split-up or other distribution on all then outstanding shares of Common Stock; or

(C) shares of Common Stock or Convertible Securities actually issued upon the exercise of Options or shares of Common Stock actually issued upon the conversion or exchange of Convertible Securities, in each case provided such issuance is pursuant to the terms of such Option or Convertible Security.

(ii) “Convertible Securities” shall mean any evidences of indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for Common Stock, but excluding Options.

[1]

Draft Note: The provisions of this Annex are intended to provide customary broad-based weighted-average anti-dilution protection and are based on the anti-dilution provisions contained in the model legal documents published by the National Venture Capital Association (NVCA). The principal component in this Annex that is not contained in the NVCA model is Section 1(d) of this Annex, which provides for the issuance of additional common stock to give effect to anti-dilution adjustments (unlike the NVCA form, which is premised solely on an adjustment of the conversion ratio of convertible preferred stock).

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

(iii) “Options” shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities.

(iv) “Share Price” shall mean the Threshold Share Price, subject to adjustment following the Threshold Date as provided in this Section 1.

(v) “Threshold Date” shall mean the date of the Funding Threshold.

(vi) “Threshold Share Price” shall mean the fair market value per share of the Common Stock as of the Threshold Date, as determined in good faith by the Board of Directors of the COMPANY by the reasonable application of a reasonable valuation method in accordance with the provisions of Treasury Regulation § 1.409A-l(b)(iv)(B), subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Common Stock occurring after the Threshold Date. On or as soon as reasonably practicable following the Threshold Date, the COMPANY shall give written notice to each Shareholder of the Threshold Share Price as determined in accordance with the foregoing, together with reasonable supporting details. Upon the reasonable request of a Shareholder, the COMPANY shall afford such Shareholder a reasonable opportunity to consult with management of the COMPANY in connection with the determination of the Threshold Share Price, whether prior to or after such determination has been made.

(vii) “Threshold Shares” shall mean, with respect to each Shareholder, the number of shares of Common Stock held by such Shareholder as of the Threshold Date, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Common Stock occurring after the Threshold Date.

(b)	Deemed Issue of Additional Shares of Common Stock.

(i) If the COMPANY at any time or from time to time after the Threshold Date shall issue any Options or Convertible Securities (excluding Options or Convertible Securities which are themselves Exempted Securities) or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares of Common Stock (as set forth in the instrument relating thereto, assuming the satisfaction of any conditions to exercisability, convertibility or exchangeability but without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

(ii) If the terms of any Option or Convertible Security, the issuance of which resulted in an adjustment to the Share Price pursuant to the terms of Section 1(c) below are revised as a result of an amendment to such terms or any other adjustment pursuant to the provisions of such Option or Convertible Security to provide for either (1) any increase or decrease in the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any such Option or Convertible Security or (2) any increase or decrease in the consideration payable to the COMPANY upon such exercise, conversion or exchange, then, effective upon such increase or decrease becoming effective, the Share Price computed upon the original issue of such Option or Convertible Security (or upon the occurrence of a record date with respect thereto) shall be readjusted to such Share Price as would have obtained had such revised terms been in effect upon the original date of issuance of such Option or Convertible Security. Notwithstanding the foregoing, no readjustment pursuant to this clause (ii) shall have the effect of increasing the Share Price to an amount which exceeds the lower of (A) the Share Price in effect immediately prior to the original adjustment made as a result of the issuance of such Option or Convertible Security, or (B) the Share Price that would have resulted from any issuances of Additional Shares of Common Stock (other than deemed issuances of Additional Shares of Common Stock as a result of the issuance of such Option or Convertible Security) between the original adjustment date and such readjustment date.

(iii) If the terms of any Option or Convertible Security (excluding Options or Convertible Securities which are themselves Exempted Securities), the issuance of which did not result in an adjustment to the Share Price pursuant to the terms of Section 1(c) (either because the consideration per share (determined pursuant to Section 1(e)) of the Additional Shares of Common Stock subject thereto was equal to or greater than the Share Price then in effect, or because such Option or Convertible Security was issued on or before the Threshold Date), are revised after the Threshold Date as a result of an amendment to such terms or any other adjustment pursuant to the provisions of such Option or Convertible Security to provide for either (1) any increase in the number of shares of Common Stock issuable upon the exercise, conversion or exchange of any such Option or Convertible Security or (2) any decrease in the consideration payable to the COMPANY upon such exercise, conversion or exchange, then such Option or Convertible Security, as so amended or adjusted, and the Additional Shares of Common Stock subject thereto (determined in the manner provided in Section 1 (b)(i)) shall be deemed to have been issued effective upon such increase or decrease becoming effective.

(iv) Upon the expiration or termination of any unexercised Option or unconverted or unexchanged Convertible Security (or portion thereof) which resulted (either upon its original issuance or upon a revision of its terms) in an adjustment to the Share Price pursuant to the terms of Section 1(c), the Share Price shall be readjusted to such Share Price as would have been obtained had such Option or Convertible Security (or portion thereof) never been issued.

(v) If the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any Option or Convertible Security, or the consideration payable to the COMP ANY upon such exercise, conversion and/or exchange, is calculable at the time such Option or Convertible Security is issued or amended but is subject to adjustment based

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

upon subsequent events, any adjustment to the Share Price provided for in this Section 1(b) shall be effected at the time of such issuance or amendment based on such number of shares or amount of consideration without regard to any provisions for subsequent adjustments (and any subsequent adjustments shall be treated as provided in clauses (ii) and (iii) of this Section 1 (b)). If the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any Option or Convertible Security, or the consideration payable to the COMPANY upon such exercise, conversion and/or exchange, cannot be calculated at all at the time such Option or Convertible Security is issued or amended, any adjustment to the Share Price that would result under the terms of this Section 1(b) at the time of such issuance or amendment shall instead be effected at the time such number of shares and/or amount of consideration is first calculable (even if subject to subsequent adjustments), assuming for purposes of calculating such adjustment to the Share Price that such issuance or amendment took place at the time such calculation can first be made.

(c) Adjustment of Share Price Upon Issuance of Additional Shares of Common Stock. In the event the COMPANY shall at any time after the Threshold Date issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section 1(b)), without consideration or for a consideration per share less than the Share Price in effect immediately prior to such issue, then the Share Price shall be reduced, concurrently with such issue of Additional Shares of Common Stock, to a price (calculated to the nearest one- hundredth of a cent) determined in accordance with the following formula;

P2 = P1*(A + B) ÷ (A + C).

For purposes of the foregoing formula, the following definitions shall apply:

(i) “P2” shall mean the Share Price in effect immediately after such issue of Additional Shares of Common Stock;

(ii) “P1” shall mean the Share Price in effect immediately prior to such issue of Additional Shares of Common Stock;

(iii) “A” shall mean the number of shares of Common Stock outstanding immediately prior to such issue of Additional Shares of Common Stock (treating for this purpose as outstanding all shares of Common Stock issuable upon exercise of Options outstanding immediately prior to such issue or upon conversion or exchange of Convertible Securities outstanding (assuming exercise of any outstanding Options therefor) immediately prior to such issue);

(iv) “B” shall mean the number of shares of Common Stock that would have been issued if such Additional Shares of Common Stock had been issued at a price per share equal to P1 (determined by dividing the aggregate consideration received by the COMPANY in respect of such issue by P1); and

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

(v) “C” shall mean the number of such Additional Shares of Common Stock issued in such transaction.

(d) Issuance of Anti-Dilution Shares Upon Adjustment of Share Price. In the event of any adjustment of the Share Price pursuant to this Section 1, then the COMPANY shall issue to each Shareholder, concurrently with such adjustment of the Share Price, a number of shares of Common Stock, rounded up to the nearest whole number of shares (any such shares issued pursuant to this Section 1(d), “Anti-Dilution Shares”) determined in accordance with the following formula (it being understood, for avoidance of doubt, that no such issuance shall be required unless the following formula results in a positive number):

S3 = S1 * (TSP ÷ SP) – S1 - S2.

For purposes of the foregoing formula, the following definitions shall apply:

(i) “S3” shall mean the number of new Anti-Dilution Shares to be issued to such Shareholder;

(ii) “S1” shall mean the Threshold Shares of such Shareholder;

(iii) “S2” shall mean the aggregate number of Anti-Dilution Shares, if any, issued to such Shareholder as determined immediately prior to such issue of new Anti-Dilution Shares (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Common Stock);

(iv) “TSP” shall mean the Threshold Share Price; and

(v) “SP” shall mean the Share Price then in effect (after giving effect to the adjustment thereto giving rise to this calculation under Section 1(d)).

(e) Determination of Consideration. For purposes of this Section 1, the consideration received by the COMPANY for the issue of any Additional Shares of Common Stock shall be computed as follows:

(i) Cash and Property. Such consideration shall:

(A) insofar as it consists of cash, be computed at the aggregate amount of cash received by the COMPANY, excluding amounts paid or payable for accrued interest;

(B) insofar as it consists of property other than cash, be computed at the fair market value thereof at the time of such issue, as determined in good faith by the Board of Directors of the COMPANY; and

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

(C) in the event Additional Shares of Common Stock are issued together with other shares or securities or other assets of the COMPANY for consideration which covers both, be the proportion of such consideration so received, computed as provided in (A) and (B) above, as determined in good faith by the Board of Directors of the COMPANY.

(ii) Options and Convertible Securities. The consideration per share received by the COMPANY for Additional Shares of Common Stock deemed to have been issued pursuant to Section 1(b), relating to Options and Convertible Securities, shall be determined by dividing:

(A) the total amount, if any, received or receivable by the COMPANY as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the COMPANY upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by

(B) the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities.

(f) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Share Price pursuant to this Section 1, the COMPANY at its expense shall, as promptly as reasonably practicable, compute such adjustment or readjustment in accordance with the terms hereof and furnish to each Shareholder a certificate setting forth (i) such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based and (ii) the number of Anti-Dilution Shares issued or to be issued to such Shareholder as a result of such adjustment or readjustment. The COMPANY shall, as promptly as reasonably practicable after the written request at any time of any Shareholder, furnish or cause to be furnished to such holder a certificate setting forth the Share Price and the Threshold Share Price then in effect.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

EXHIBIT A

CONFLICT AVOIDANCE STATEMENT

[***]

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

EXHIBIT B

INVENTOR/AUTHOR ACKNOWLEDGMENT

OF NO FINANCIAL INTEREST IN MIT’S EQUITY

Form Version 7/14/2010

[***]

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

EXHIBIT C

CONFLICT AVOIDANCE STATEMENT

[***]

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

EXHIBIT D

INVENTOR/AUTHOR ACKNOWLEDGMENT

OF NO FINANCIAL INTEREST IN MIT’S EQUITY

Form Version 7/14/2010

[***]

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

Massachusetts Institute of Technology

and

Frequency Therapeutics Inc.

FIRST AMENDMENT

This FIRST AMENDMENT, effective as of May 10, 2019, is made by and between the Massachusetts Institute of Technology, a nonprofit research institution having a principal address at 77 Massachusetts Avenue, Cambridge, MA 02139 (“MIT”) and Frequency Therapeutics Inc., a Delaware corporation, with a principal place of business at 300 Technology Square, 8th Floor, Cambridge, MA 02139 (“COMPANY”) (each individually a “Party” and collectively the “Parties”) and amends that certain Exclusive Patent License between the Parties with an Effective Date of December 13, 2016, (the “LICENSE AGREEMENT”) (MIT No. 4914538). Capitalized terms used herein without definition shall have the meaning given such terms in the LICENSE AGREEMENT.

WHEREAS, pursuant to Section 3.1(f) of the LICENSE AGREEMENT, COMPANY is obligated to provide a development plan with mutually acceptable diligence milestones for a second LICENSED PRODUCT;

WHEREAS, COMPANY has provided the diligence milestones for a second LICENSED PRODUCT to MIT;

NOW, THEREFORE, the Parties agree to amend the LICENSE AGREEMENT as follows:

1. Section 3.1(f) of the LICENSE AGREEMENT is hereby deleted in its entirety and replaced with the following:

“3.1 (f) Second LICENSED PRODUCT.

(1)	On or before [***], COMPANY shall advance a DEVELOPMENT CANDIDATE for a second LICENSED PRODUCT to ADME and toxicology studies in support of an IND (or equivalent) for human studies.

(2)	On or before [***], COMPANY shall file an IND for a second LICENSED PRODUCT.

(3)	On or before [***], COMPANY shall commence dosing of individuals in a PHASE 2 CLINICAL TRIAL for a second LICENSED PRODUCT.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

(4)	On or before [***], COMPANY shall commence dosing of individuals in a PHASE 3 CLINICAL TRIAL for a second LICENSED PRODUCT.

(5)	On or before [***], COMPANY shall file a New Drug Application (or equivalent) with the FDA or comparable European regulatory agency for a second LICENSED PRODUCT.

(6)	On or before [***], COMPANY shall make a FIRST COMMERCIAL SALE of a second LICENSED PRODUCT.

2. Except as specifically amended herein, the terms and conditions of the LICENSE AGREEMENT shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have caused this FIRST AMENDMENT to be executed by their duly authorized representatives as of May 10,2019.

MASSACHUSETTS INSTITUTE OF TECHNOLOGY		COMPANY

By:	/s/ Lauren C. Foster	By:	/s/ Chris Loose
Name:	Lauren C. Foster	Name:	Chris Loose
Title:	Associate Director, MIT TLO	Title:	Chief Scientific Officer

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.